     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 1998
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                             HA-LO INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)

               ILLINOIS                                 36-3573412
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                 Identification No.)

                 5980 WEST TOUHY AVENUE, NILES, ILLINOIS 60714
                                 (847) 647-2300

          (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                  LOU WEISBACH
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             HA-LO INDUSTRIES, INC.
                             5980 WEST TOUHY AVENUE
                             NILES, ILLINOIS 60714
                                 (847) 647-2300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                With copies to:

                            BARRY J. SHKOLNIK, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60602
                                 (312) 269-8000
                           --------------------------

        Approximate date of commencement of proposed sale to the public:
     FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED        PER SHARE(1)     OFFERING PRICE(1)    REGISTRATION FEE
Common Stock, no par value..................    972,319 shares         $32.063           $31,175,464            $9,197

(1) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on July 6, 1998.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 13, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                 972,319 SHARES

                                     [LOGO]

                             HA-LO INDUSTRIES, INC.

                                  COMMON STOCK
                            (NO PAR VALUE PER SHARE)

    This Prospectus relates to 972,319 shares (the "Shares") of common stock, no par value per share (the "Common Stock"), of HA-LO Industries, Inc., an Illinois corporation (the "Company" or "HA-LO"). The Shares will be offered for sale or otherwise transferred from time to time by the prospective shareholder described herein (the "Selling Shareholder") in transactions (which may include block transactions) on the New York Stock Exchange (the "NYSE") or in the over-the-counter market, in negotiated transactions or otherwise, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means. The Selling Shareholder may offer the Shares to third parties (including purchasers) directly or by or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, concessions or commissions or otherwise. The Selling Shareholder and any brokers, dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in which event any discounts, concessions and commissions received by any such brokers, dealers, agents or underwriters and any profit on resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Act. The aggregate net proceeds to the Selling Shareholder from the sale of the Shares will be the purchase price of such Shares less any commissions. See "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder. The expenses incurred in registering the Shares, including legal and accounting fees, will be paid by the Company.

    The shares of Common Stock offered hereby consist of 972,319 shares which may be issued in the future upon the exercise of various warrants and which will be "restricted securities" under the Act prior to their sale hereunder. This Prospectus has been prepared for the purpose of registering such shares of Common Stock under the Act to allow for future sales by the Selling Shareholder to the public without restriction. See "Selling Shareholders."

    The Common Stock is listed on the NYSE under the symbol "HMK." The last reported sale price of the Common Stock on July 8, 1998 on the NYSE was $35 1/16 per share.

    SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
             THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

                 The date of this Prospectus is July   , 1998.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such materials also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's Common Stock is listed on the NYSE and such reports, proxy statements and other information also can be inspected at the offices of the NYSE, 20 Broad Street, 17th Floor, New York, New York 10005.

    The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Act, with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Room of the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "HA-LO 10-K"); (ii) the portions of the Company's Proxy Statement for the Annual Meeting of Shareholders held on June 2, 1998 that have been incorporated by reference into the HA-LO 10-K; (iii) the portions of the Company's 1998 Annual Report to Shareholders that have been incorporated by reference into the HA-LO 10-K; (iv) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and (v) the description of the Common Stock contained in the Registration Statement dated October 20, 1992 filed pursuant to
Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (excluding exhibits to such information which are not specifically incorporated by reference into such information). Requests for such information should be directed to HA-LO Industries, Inc., 5980 West Touhy Avenue, Niles, Illinois 60714, Attention: Michael Nemlich, Vice President of Corporate Development/Financial Relations, Telephone (847) 647-2300.

                                  RISK FACTORS

    The following factors should be considered carefully in evaluating an investment in the Shares offered hereby.

RISKS ASSOCIATED WITH GROWTH THROUGH ACQUISITIONS

    An important element of the Company's growth strategy has been and continues to be the acquisition of businesses that complement, enhance or geographically expand its existing services. Since January 1, 1993, the Company has acquired 18 promotional products companies and two telephone-based marketing companies. There can be no assurance, however, that HA-LO will be able to (i) maintain its recent growth rate through acquisitions, (ii) identify suitable acquisition candidates and acquire such companies on favorable terms, (iii) successfully integrate acquired businesses into its existing operations or realize the intended benefits of such acquisitions, or (iv) retain sales representatives and key employees previously associated with acquired businesses. To complete future acquisitions, the Company may issue a significant number of shares of Common Stock and/or incur significant additional indebtedness, which could have a dilutive effect on the Company's earnings or book value per share of Common Stock.

DIFFICULTIES OF MANAGING RAPID GROWTH

    The Company has experienced rapid growth over the past several years as a result of internal growth and acquisitions; continued rapid growth can be expected to place significant demands on its management and resources. If the Company is unable to manage growth effectively, its business, results of operations or financial condition could be materially adversely affected.

QUARTERLY FLUCTUATIONS IN SALES AND EARNINGS; FOURTH QUARTER CONCENTRATION

    Some of the Company's customers tend to utilize a greater portion of their advertising and promotional budgets in the latter half of the year, which historically has resulted and may continue to result in a disproportionately large share of the Company's net sales being recognized in the fourth quarter. The Company incurs general and administrative expenses evenly throughout the year, which historically has resulted and may continue to result in a disproportionate share of its net income being reported in the fourth quarter. In addition, the timing of and method of accounting used to report the results of operations of acquired businesses may cause substantial fluctuations in the Company's operating results from quarter to quarter. Therefore, the operating results for one quarter may not be a reliable indicator of the results to be expected in any future quarter.

DEPENDENCE UPON SALES REPRESENTATIVES AND KEY PERSONNEL

    The success of the Company is largely attributable to its ability to attract, motivate and retain high quality sales representatives. The Company's sales force currently consists of approximately 700 core sales representatives. Most of the Company's sales representatives are independent contractors who are not contractually prohibited from representing other companies, including the Company's competitors. The Company is not dependent upon any one or any affiliated group of sales representatives for a material amount of its revenues; however, when a sales representative terminates his or her relationship with the Company, that representative's customers may cease to utilize the Company's services. There can be no assurance that the Company will not experience a significant turnover rate in the future. In addition, the Company's success has been the result, in large part, of the skills and efforts of the Company's senior management. The Company's success and continued growth will depend on its ability to recruit, hire, motivate and retain other highly qualified managerial personnel, including personnel previously employed by or associated with businesses acquired by the Company. The loss of one or several members of senior management or the inability of the Company to attract and retain highly qualified managerial personnel could have a material adverse effect on the Company's business, future growth, results of operations or financial condition.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

    The Company currently has offices in the United States, Canada, Italy, Great Britain, Argentina, Belgium and Hong Kong, and an important component of the Company's growth strategy is to expand its international distribution capabilities. The Company seeks to acquire additional international businesses to further enhance its abilities to meet the needs of its multi-national clients; however, there can be no assurance that the Company will be able successfully to identify suitable international acquisition candidates, acquire such candidates on economically favorable terms or integrate acquired businesses into its existing operations. In addition, there are certain risks inherent in conducting international business, including exposure to currency fluctuations, longer collection cycles, compliance with foreign laws, unexpected changes in regulatory requirements, staffing and managing foreign operations, political instability, currency control laws and potentially adverse tax consequences. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's existing international operations and on its international expansion plans.

COMPETITION

    The promotional products industry is highly fragmented and competitive, with few barriers to entry. The Company believes that its national and international distribution capabilities, professional sales force and complementary, value-added marketing services provide it with a competitive advantage; however, these capabilities also may result in higher administrative costs than those incurred by certain of HA-LO's smaller competitors. In addition, certain of the Company's competitors are manufacturers as well as distributors and may enjoy an advantage over the Company with respect to the cost of the goods they manufacture. The Company's existing competitors, and companies that may enter the market, may have substantially greater financial and other resources than HA-LO. The Company also competes for advertising dollars with other media, such as television, radio, newspapers, magazines and billboards. There can be no assurance that HA-LO will be able to continue to compete successfully against current and future competitors or that competitive pressures faced by HA-LO will not materially adversely affect its business, operating results and financial condition.

                                  THE COMPANY

    HA-LO is the largest and one of the fastest growing distributors of promotional products in the United States and also has substantial operations in Canada and Europe. In addition to its promotional products business, the Company provides other value-added marketing services, such as telephone-based marketing, full-service advertising, events planning services and sports marketing.

    HA-LO's promotional products business represented over 80% of its 1997 net sales. To market its promotional products, HA-LO utilizes a system of 25 sales offices with showrooms located primarily in the United States and also in Canada and Europe. The showrooms display some of the 300,000 products provided by the Company's network of more than 2,500 vendors. HA-LO's approximately 700 core sales representatives market and sell promotional products primarily to large and mid-sized corporations. The Company's promotional products are items that are useful or decorative and are imprinted or otherwise customized with a customer's name, logo or message. These products are utilized by the Company's customers for marketing, to build brand recognition and as employee incentives, customer gifts and giveaways. Promotional products are designed to be utilized by the recipient over an extended period of time, so that the products enjoy repeated exposure and reinforce a brand name or marketing message. The Company has exclusive rights to distribute merchandise manufactured by Champion Products, Inc. and Roots, Canada to corporate customers in the United States and Canada. HA-LO also has established a joint marketing relationship with Sony Signatures, a division of Sony Corporation of America and one of the lead sponsors of World Cup Soccer '98. Customers of HA-LO include AlliedSignal, America Online, Ameritech, Ford Motor Company, General Electric, General Mills, Motorola, Time Warner, the Chicago Bulls and the Green Bay Packers.

    The Company is incorporated under the laws of the State of Illinois. Its principal executive officers are located at 5980 West Touhy Avenue, Niles, Illinois 60714, and its telephone number is (847) 647-2300.

                                USE OF PROCEEDS

    All of the Shares are being offered by the Selling Shareholder. The Company will not receive any of the proceeds from the sale of Shares by the Selling Shareholder.

                              SELLING SHAREHOLDER

    The following table sets forth with respect to the Selling Shareholder (i) the number of Shares beneficially owned prior to the offering contemplated hereby and (ii) the maximum number of Shares which may be sold in the offering pursuant to this Prospectus. The Selling Shareholder may offer Shares under this Prospectus from time to time and may elect to sell none, some or all of the Shares set forth next to its name. As a result, the Company cannot estimate the number of shares of Common Stock that the Selling Shareholder will beneficially own after termination of sales under this Prospectus.

                                                                   BENEFICIAL OWNERSHIP PRIOR
                                                                          TO OFFERING           MAXIMUM NUMBER OF
                                                                   --------------------------     SHARES TO BE
SELLING SHAREHOLDER                                                   SHARES      PERCENTAGE         OFFERED
-----------------------------------------------------------------  -------------  -----------  -------------------
Montgomery Ward & Co., Incorporated..............................     972,319 (1)       3.4%          972,319

------------------------

(1) Includes 972,319 Shares reserved for issuance upon the exercise of warrants granted by the Company to Montgomery Ward & Co., Incorporated ("Montgomery Ward") in connection with that certain Exclusive Premium Purchasing Agreement, dated January 11, 1995, as amended, between the Company and Montgomery Ward. 648,162 of such Shares are issuable upon the exercise of warrants at an exercise price of $3.56 per share (the "Old Warrants") and 324,157 of such Shares are issuable upon the exercise of warrants at an exercise price of $13.34 per share. As of June 29, 1998, 540,135 of the Old Warrants had vested. The remaining Shares will vest, subject to satisfaction of certain conditions, in varying amounts on an annual basis through 2005. For purposes of computing the percentage of outstanding shares of Common Stock held by the Selling Shareholder, any security which such person has the right to acquire from the Company after the date of this Prospectus is deemed to be outstanding.

                              PLAN OF DISTRIBUTION

    The Company has been advised by the Selling Shareholder that it intends to sell or transfer all or a portion of the Shares offered hereby from time to time to third parties (including purchasers) directly or by or through brokers, dealers, agents or underwriters, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or from purchasers of the Shares for whom they may act as agent. Such sales and transfers of the Shares may be effected from time to time in one or more transactions on the NYSE, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means. Any or all of the Shares may be sold or transferred from time to time by means of (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(d) through the writing of options on the Shares; (e) pledges as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (f) gifts, donations and contributions; and (g) otherwise. To the extent required, the number of Shares to be sold or transferred, the purchase price, the name of any such agent, broker, dealer or underwriter and any applicable discounts or commissions and any other required information with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate net proceeds to the Selling Shareholder from the sale of the Shares will be the purchase price of such Shares less any commissions. This Prospectus also may be used, with the Company's prior written consent, by donees and pledgees of the Selling Shareholder.

    In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the

Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    The Selling Shareholder and any brokers, dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

    No underwriter, broker, dealer or agent has been engaged by the Company in connection with the distribution of the Shares.

    Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Shareholder will sell any or all of the Shares. The Selling Shareholder may transfer, devise or gift such Shares by other means not described herein.

    The Company will pay all of the expenses incident to the registration of the Shares, other than underwriting discounts and selling commissions, if any.

                                 LEGAL MATTERS

    The validity of the Shares offered hereby will be passed upon for the Company by Neal, Gerber & Eisenberg, Chicago, Illinois.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report with respect thereto, which is incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon the authority of such firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING SHAREHOLDER OR ANY BROKER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                 --------------

                               TABLE OF CONTENTS

                                                         PAGE
                                                       ---------

Available Information................................          2

Incorporation of Certain Documents by Reference......          2

Risk Factors.........................................          3

The Company..........................................          5

Use of Proceeds......................................          5

Selling Shareholder..................................          6

Plan of Distribution.................................          6

Legal Matters........................................          7

Experts..............................................          7

                                     [LOGO]

                             HA-LO INDUSTRIES, INC.

                                 972,319 Shares
                                  Common Stock
                                 (no par value)

                                   PROSPECTUS

                                 JULY   , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than discounts, concessions and brokerage commissions:

SEC registration fee...............................................  $   9,197
Legal fees and expenses............................................      5,000*
Accounting fees and expenses.......................................      2,500*
Miscellaneous......................................................      2,600*
                                                                     ---------
  Total............................................................  $  19,297*
                                                                     ---------
                                                                     ---------

------------------------

 *  Estimated

    The Company will bear all of the foregoing expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Illinois Business Corporation Act of 1983, as amended (the "IBCA"), provides for indemnification by the Company of its directors and officers. In addition, the Restated Articles of Incorporation of the Company require the Company to indemnify any current or former director or officer to the fullest extent permitted by the IBCA. The Company maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities. The Company has also entered into indemnity agreements with each of its directors and officers pursuant to which it has agreed to indemnify such persons against any and all losses and expenses to the fullest extent permitted under the Company's Articles and By-laws and the IBCA and to advance to such persons any and all expenses arising in connection therewith.

ITEM 16. EXHIBITS.

    (a) Exhibits

EXHIBIT
 NO.   DESCRIPTION
------ --------------------------------------------------------------------------
  4.1  Specimen certificate representing Common Stock (incorporated by reference to the Registration Statement on Form S-1, as amended (File No.
         33-51698), filed by the Company under the Securities Act of 1933, as amended).

  5.1  Opinion of Neal, Gerber & Eisenberg.

 23.1  Consent of Arthur Andersen LLP.

 23.2  Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).

 24.1  Powers of Attorney of certain officers and directors of the Company
         (included on signature page).

    (b) Supplemental Financial Statement Schedules: None.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 13, 1998.

                                HA-LO INDUSTRIES, INC.
                                (Registrant)

                                By:  /s/ LOU WEISBACH
                                     -----------------------------------------
                                     Lou Weisbach
                                     CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                     OFFICER

    We, the undersigned officers and directors of HA-LO Industries, Inc, hereby severally constitute Lou Weisbach, Richard A. Magid and Gregory J. Kilrea, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally to do all such things in our name and behalf in such capacities to enable HA-LO Industries, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on July 13, 1998, by the following persons in the capacities indicated:

                  NAME                                    TITLE
----------------------------------------  -------------------------------------

            /s/ LOU WEISBACH              Director, Chairman, President and
----------------------------------------    Chief Executive Officer (Principal
              Lou Weisbach                  Executive Officer)

          /s/ LINDEN D. NELSON            Vice Chairman
----------------------------------------
            Linden D. Nelson

          /s/ RICHARD A. MAGID            Chief Operating Officer, Director
----------------------------------------
            Richard A. Magid

          /s/ DAVID C. ROBBINS            Executive Vice President, Director
----------------------------------------
            David C. Robbins

         /s/ GREGORY J. KILREA            Chief Financial Officer (Principal
----------------------------------------    Financial Officer and Principal
           Gregory J. Kilrea                Accounting Officer)

                  NAME                                    TITLE
----------------------------------------  -------------------------------------

           /s/ ROBERT SOSNICK             Director
----------------------------------------
             Robert Sosnick

         /s/ THOMAS HERSKOVITS            Director
----------------------------------------
           Thomas Herskovits

           /s/ JORDAN R. KATZ             Director
----------------------------------------
             Jordon R. Katz

          /s/ MARSHALL J. KATZ            Director
----------------------------------------
            Marshall J. Katz

          /s/ SEYMOUR N. OKNER            Director
----------------------------------------
            Seymour N. Okner

             /s/ NEIL RAMO                Director
----------------------------------------
               Neil Ramo

                                 EXHIBIT INDEX

 EXHIBIT NO.   DESCRIPTION                                                                                        PAGE
-------------  ----------------------------------------------------------------------------------------------     -----

       4.1     Specimen certificate representing Common Stock (incorporated by reference to the Registration
               Statement on Form S-1, as amended (File No. 33-51698), filed by the Company under the
               Securities Act of 1933, as amended).

       5.1     Opinion of Neal, Gerber & Eisenberg...........................................................        II-6

      23.1     Consent of Arthur Andersen LLP................................................................        II-7

      23.2     Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).

      24.1     Powers of Attorney of certain officers and directors of the Company (included on signature page).